                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant

Check the appropriate box:

[ ]  Preliminary Proxy Statement

                  CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY
                       (AS PERMITTED BY RULE 14A-6(E)(2))

Definitive Proxy Statement [X]

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                            SHILOH INDUSTRIES, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of filing fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:........

     (2) Aggregate number of securities to which transaction applies:...........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):.............

     (4) Proposed maximum aggregate value of transaction:.......................

     (5) Total fee paid:........................................................

Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:................................................

     (2) Form, Schedule or Registration Statement No.:..........................

     (3) Filing Party:..........................................................

     (4) Date Filed:............................................................

                                  Shiloh Logo
                          Suite 350, 1013 Centre Road
                           Wilmington, Delaware 19805
                           Telephone: (302) 998-0592
                                                               February 24, 1998
Dear Shiloh Stockholder:

     You are cordially invited to attend the 1998 Annual Meeting of Shiloh Industries, Inc., which will be held on Thursday, March 26, 1998, at 10:00 a.m. at the Ritz Carlton, Fairlane Plaza, 300 Town Center Drive, Dearborn, Michigan 48126.

     This year, your Board of Directors is recommending that you (i) elect three Directors of a class whose term expires in 1998 for a new three-year term, (ii) amend the 1993 Key Employee Stock Incentive Plan and (iii) approve the appointment of the independent certified public accountants of the Company for the current fiscal year.

     The Company has enclosed a copy of its Annual Report for the fiscal year ended October 31, 1997 with this notice of annual meeting of stockholders and proxy statement. If you would like another copy of the 1997 Annual Report, please contact Craig A. Stacy at Shiloh Corporation, 402 Ninth Avenue, Mansfield, Ohio 44905, (419) 525-2315, and you will be sent one.

     Please read the enclosed information carefully before completing and returning the enclosed proxy card. Returning your proxy card as soon as possible will assure your representation at the meeting, whether or not you plan to attend. If you do attend the annual meeting, you may, of course, withdraw your proxy should you wish to vote in person.

                                          Sincerely,

                                          /s/ Robert L. Grissinger
                                          ROBERT L. GRISSINGER
                                          President, Chief Executive Officer and
                                          Chairman of the Board

                                  Shiloh Logo
                          SUITE 350, 1013 CENTRE ROAD
                           WILMINGTON, DELAWARE 19805

        ----------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 MARCH 26, 1998
        ----------------------------------------------------------------

     The Annual Meeting of Stockholders of Shiloh Industries, Inc., a Delaware corporation (the "Company"), will be held on Thursday, March 26, 1998, at 10:00 a.m. (the "Annual Meeting"), at the Ritz Carlton, Fairlane Plaza, 300 Town Center Drive, Dearborn, Michigan 48126, for the purpose of:

     (1) Electing three (3) Directors of a class whose term of office expires in 1998 for a new three-year term;

     (2) Approving the amendments to the 1993 Key Employee Stock Incentive Plan to increase the number of shares of Common Stock subject to the plan;

     (3) Approving the appointment of the independent certified public accountants of the Company for the fiscal year ending October 31, 1998; and

     (4) Transacting such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     The Board of Directors has fixed the close of business on February 9, 1998, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

                                          By Order of the Board of Directors

                                          /s/ David J. Hessler
                                          DAVID J. HESSLER
                                          Secretary

February 24, 1998

     The Company's Annual Report for the fiscal year ended October 31, 1997 (the "1997 Annual Report") is enclosed. The 1997 Annual Report contains financial and other information about the Company, but is not incorporated into the Proxy Statement and is not deemed to be a part of the proxy soliciting material.

     EVEN IF YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE PROMPTLY COMPLETE, SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY SO DESIRE.

                            SHILOH INDUSTRIES, INC.
                          Suite 350, 1013 Centre Road
                           Wilmington, Delaware 19805

                            ------------------------
                                PROXY STATEMENT
                            ------------------------

          ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MARCH 26, 1998

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Shiloh Industries, Inc., a Delaware corporation (the "Company"), of proxies to be used at the annual meeting of stockholders of the Company to be held on March 26, 1998 (the "Annual Meeting"). This Proxy Statement and the related proxy card are being mailed to stockholders commencing on or about February 24, 1998.

     If the enclosed proxy card is executed and returned, the shares represented by it will be voted as directed on all matters properly coming before the Annual Meeting for a vote. Returning your completed proxy will not prevent you from voting in person at the Annual Meeting should you be present and desire to do so. In addition, the proxy may be revoked at any time prior to its exercise either by giving written notice to the Company or by submission of a later-dated proxy.

     Stockholders of record of the Company at the close of business on February 9, 1998, will be entitled to vote at the Annual Meeting. On that date, the Company had outstanding and entitled to vote 13,038,763 shares of Common Stock. A list of such holders will be open to the examination of any stockholder, for any purpose germane to the meeting at the place of the Annual Meeting for a period of ten days prior to the meeting. Each share of Common Stock is entitled to one vote. At the Annual Meeting, inspectors of election shall determine the presence of a quorum and shall tabulate the results of the vote of the stockholders. The holders of a majority of the total number of outstanding shares of Common Stock entitled to vote must be present in person or by proxy to constitute the necessary quorum for any business to be transacted at the Annual Meeting. Properly executed proxies marked "abstain," as well as proxies held in street name by brokers that are not voted on all proposals to come before the Annual Meeting ("broker non-votes"), will be considered "present" for purposes of determining whether a quorum has been achieved at the Annual Meeting.

     The three nominees for Director receiving the greatest number of votes cast at the Annual Meeting in person or by proxy shall be elected. Consequently, any shares of Common Stock present in person or by proxy at the Annual Meeting, but not voted for any reason have no impact in the election of Directors, except to the extent that the failure to vote for an individual may result in another individual receiving a larger number of votes. All other matters to be considered at the Annual Meeting require for approval the favorable vote of a majority of shares voted at the meeting in person or by proxy. Stockholders have no right to cumulative voting as to any matter, including the election of Directors. If any proposal at the Annual Meeting must receive a specific percentage of favorable votes for approval, abstentions in respect of such proposal are treated as present and entitled to vote under Delaware law and therefore such abstentions have the effect of a vote against such proposal. Broker non-votes in respect of any proposal are not counted for purposes of determining whether such proposal has received the requisite approval.

     The shares represented by all valid proxies received will be voted in the manner specified on the proxies. Where specific choices are not indicated on a valid proxy, the shares represented by such proxies received will be voted: (i) for the nominees for Director named in this Proxy Statement; (ii) for the amendment of the 1993 Key Employee Stock Incentive Plan; (iii) for approval of the appointment of Price Waterhouse LLP, as independent certified public accountants; and (iv) in accordance with the best judgment of the persons named in the enclosed proxy, or their substitutes, for any other matters which properly come before the Annual Meeting.

                             ELECTION OF DIRECTORS

     The Company's Restated Certificate of Incorporation provides that the Board of Directors will be divided into three classes of Directors to be as nearly equal in number of Directors as possible. Class I consists of Dominick C. Fanello, Richard S. Gray and David J. Hessler and their current term of office will expire at the 2000 annual meeting of stockholders. Class II consists of Dieter Kaesgen, James C. Fanello and James A. Karman and their current term of office will expire at this Annual Meeting. Class III consists of Robert L. Grissinger, Curtis E. Moll and Theodore K. Zampetis and their current term of office will expire at the 1999 annual meeting of stockholders. At each annual stockholders' meeting, Directors are elected for a term of three years and hold office until their successors are elected and qualified or until their earlier removal or resignation. Newly created directorships resulting from an increase in the authorized number of Directors or any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause may be filled by a majority of the remaining Directors then in office. All Directors, other than Directors who are employees of the Company and Messrs. Kaesgen and Moll, receive a retainer of $4,000 per quarter. In addition, each such Director receives a fee of $1,000 for each Board of Directors meeting or committee meeting attended, provided that such fees for attendance at Board meetings and committee meetings may not exceed $1,000 per day. In addition, each such Director is reimbursed for any reasonable travel expenses incurred in attending such meetings. Mr. Dominick Fanello has a consulting arrangement with the Company, which provides for annual payments to Mr. Fanello in the amount of $250,000 for services rendered to the Company.

     At the Annual Meeting, three Directors are to be elected to hold office, each for a term of three years and until his successor is elected and qualified. The Board of Directors recommends that its three nominees for Director be elected at the Annual Meeting. The nominees are Dieter Kaesgen, James C. Fanello and James A. Karman, each of whom currently serves as a Director of the Company. Mr. Kaesgen has served as Director of the Company since December 1995. Mr. Fanello has served as Director of the Company since its formation in April 1993. Mr. Karman has served as Director of the Company since January 1995. If any nominee becomes unavailable for any reason or should a vacancy occur before the election, which events are not anticipated, the proxies will be voted for the election of such other person as a Director as the Board of Directors may recommend.

     Information regarding the nominees and continuing Directors of the Company is set forth below:

                NAME                    AGE                      POSITION(S)
-------------------------------------   ---    ------------------------------------------------
Robert L. Grissinger (1).............   59     President, Chief Executive Officer, Chairman of
                                               the Board and Director
Dominick C. Fanello (1)..............   76     Vice Chairman of the Board and Director
James C. Fanello (1).................   69     Executive Vice President and Director
Richard S. Gray (2)(3)...............   66     Director
David J. Hessler.....................   54     Secretary and Director
Dieter Kaesgen.......................   61     Director
James A. Karman (2)(3)...............   60     Director
Curtis E. Moll (1)...................   58     Director
Theodore K. Zampetis (2)(3)..........   52     Director

---------------
(1) Member of the Executive Committee.
(2) Member of the Compensation Committee.
(3) Member of the Audit Committee.

DIRECTOR NOMINEES

     DIETER KAESGEN became a Director of the Company in December 1995. Since October 1996, Mr. Kaesgen has served as President of the Consumers Products Group of MTD Products Inc ("MTD Products"), a privately-held manufacturer of outdoor power equipment and tools, dies and stampings for the automotive industry. From 1988 until October 1996, Mr. Kaesgen served as Executive Vice President of MTD

Products. From 1978 until 1988, Mr. Kaesgen served as Vice President and General Manager of MTD Products. Mr. Kaesgen also serves as a director of Wayne Bancorp, Inc. (Ohio).

     JAMES C. FANELLO has been the Executive Vice President and a Director of the Company since its formation in April 1993. Mr. Fanello served as the President of Stamping and Blanking from April 1993 to October 1996. Mr. Fanello has been employed by Shiloh Corporation and its predecessor since 1951, during which time he has held various positions, including President and Executive Vice President.

     JAMES A. KARMAN became a Director of the Company in January 1995. Since 1978, Mr. Karman has served as President and Chief Operating Officer, and since 1963 as a member of the Board of Directors, of RPM, Inc., a worldwide producer of specialty chemicals, coatings and sealants for industrial and consumer markets. Mr. Karman also serves as a director of McDonald & Company Securities, Inc., Metropolitan Financial Corp. and A. Schulman, Inc.

CONTINUING DIRECTORS

     DOMINICK C. FANELLO has been Vice Chairman of the Board since October 1996 and a Director of the Company since its formation in April 1993. Mr. Fanello served as Chairman of the Board of the Company from April 1993 to October 1996. In January 1995, Mr. Fanello resigned his position as the Chief Executive Officer of the Company, a position he had previously held since April 1993. Mr. Fanello has also served as the Chairman and Chief Executive Officer of Shiloh Corporation since 1954, and was one of the founders of Shiloh Corporation and its predecessor. Mr. Fanello also serves as a director of Park National Bank (Newark, Ohio), Richland Trust Company and Rouge Industries, Inc.

     ROBERT L. GRISSINGER was appointed Chairman of the Board in October 1996. In addition, he was appointed Chief Executive Officer of the Company in January 1995 and has been President and Director of the Company since its formation in April 1993. Mr. Grissinger has also served as the Executive Vice President of Shiloh Corporation since 1989, and has been employed by Shiloh Corporation since 1963 in various financial and operational capacities.

     RICHARD S. GRAY has served as a Director of the Company since July 1993. In addition, Mr. Gray has served as the President of Enterprise Development, Incorporated ("EDI"), a subsidiary of Case Western Reserve University that provides business consulting services since May 1987 and director of its predecessor, The Center for Venture Development, since September 1985. Mr. Gray served as a Senior Vice President, Strategic Planning, for LTV Steel Company, Inc. from June 1984 until July 1985, and he held various positions at Republic Steel Corporation for the prior 26 years. Mr. Gray also serves as a director of SIFCO Industries, Inc.

     DAVID J. HESSLER has been the Secretary and a Director of the Company since its formation in April 1993. Mr. Hessler has been a Senior Partner in the law firm of Wegman, Hessler, Vanderburg & O'Toole or its predecessors since 1978, and has been the Secretary of MTD Products since 1977.

     CURTIS E. MOLL has served as a Director of the Company since its formation in April 1993. Since 1980, Mr. Moll has served as the Chairman of the Board and Chief Executive Officer of MTD Products. Mr. Moll also serves as a director of The Standard Products Company.

     THEODORE K. ZAMPETIS has served as a Director of the Company since July 1993. Since 1991, Mr. Zampetis has served as President, Chief Operating Officer and a director of The Standard Products Company, a manufacturer of rubber and plastic parts principally for automotive original equipment manufacturers. Prior to such time, Mr. Zampetis served in various managerial positions with The Standard Products Company, including Vice President and President, Standard Products (Canada) Limited, and Vice President-Manufacturing, North American Automotive Operations. Mr. Zampetis also serves as a director of National City Bank (Cleveland, Ohio).

     Dominick C. Fanello and James C. Fanello are brothers. In addition, Curtis
E. Moll and Dieter Kaesgen are cousins.

COMMITTEES AND DIRECTORS MEETINGS

     The Board of Directors has three standing committees: the Executive Committee, the Audit Committee and the Compensation Committee. These committees were established in July 1993 in connection with the Company's initial public offering.

     The Executive Committee exercises the power and authority of the Board of Directors on all matters, except as expressly limited by applicable law, in the interim period between Board of Directors' meetings. The Executive Committee did not hold any meetings in fiscal 1997.

     The Audit Committee recommends to the Board of Directors, subject to stockholder approval, the appointment of the Company's independent certified public accountants. The Audit Committee discusses with the Company's management and the Company's independent certified public accountants the overall scope and specific plans for the accountants' audit. The Audit Committee meets annually with the Company's senior management and independent certified public accountants to discuss the results of the accountants' examination and the Company's financial reporting. The Audit Committee held two meetings in fiscal 1997.

     The Compensation Committee oversees all matters relating to human resources of the Company and administers (i) all stock option or stock-related plans and, in connection therewith, all awards of options and performance units to employees pursuant to any such stock option or stock related plan; (ii) all bonus plans, including, without limitation, the Executive Incentive Bonus Plan; and (iii) all compensation of the Chief Executive Officer and President of the Company. The Compensation Committee held two meetings in fiscal 1997.

     The Board of Directors held five meetings in fiscal 1997. All of the Directors attended at least seventy-five percent (75%) of the total meetings held by the Board of Directors and the Committees on which they served in fiscal 1997.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION AND CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The law firm of Wegman, Hessler, Vanderburg & O'Toole, of which Mr. Hessler is a Senior Partner, provided services to the Company in fiscal 1997 and provides services to the Company on an on-going basis. Mr. Hessler is the Secretary and a Director of the Company. Although Mr. Hessler is Secretary of the Company, he receives no compensation for holding such position.

     In fiscal 1997, the Company made sales to MTD Products in the aggregate amount of approximately $7.0 million. MTD Products owns approximately 36.1% of the Common Stock. The Company believes that the terms of these sales are no less favorable than those that could have been obtained pursuant to arm's-length transactions with unaffiliated parties.

     In June 1993, the Company entered into a registration rights agreement (the "Registration Agreement"), which grants to both MTD Products and the former shareholders of Shiloh Corporation, including Messrs. D. Fanello, J. Fanello and Grissinger, as a group (collectively, the "Shiloh Group"), (i) the right to require the Company on one occasion to register all or part of their holdings of Common Stock and (ii) certain "piggyback" registration rights to participate in future registrations of the securities of the Company. Under the Registration Agreement, the Company is required to pay all expenses incurred in connection with any such registrations other than any underwriting discounts and commissions associated with the sale of such Common Stock of such stockholders or fees of their counsel.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

     Except as otherwise noted, the following table sets forth certain information as of December 1, 1997 as to the security ownership of those persons owning of record or known to the Company to be the beneficial owner of more than five percent of the voting securities of the Company and the security ownership of equity securities of the Company by each of the Directors of the Company and each of the executive officers named in the Summary Compensation Table, and all Directors and executive officers as a group. Unless otherwise indicated, all information with respect to beneficial ownership has been furnished by the respective Director, executive officer or five percent beneficial owner, as the case may be. Unless otherwise indicated, the persons named below have sole voting and investment power with respect to the number of shares set forth opposite their names. Beneficial ownership of the Common Stock has been determined for this purpose in accordance with the applicable rules and regulations promulgated under the Securities Exchange Act of 1934 (the "Exchange Act").

                                                                AMOUNT AND          PERCENTAGE
                                                                  NATURE           OF SHARES OF
                                                               OF BENEFICIAL       COMMON STOCK
                    NAMES AND ADDRESSES                          OWNERSHIP         BENEFICIALLY
                   OF BENEFICIAL OWNERS                       OF COMMON STOCK         OWNED
-----------------------------------------------------------   ---------------   ------------------
Stockholders Agreement Group(1)
  c/o Shiloh Corporation
  402 Ninth Avenue
  Mansfield, Ohio 44905....................................      9,025,602             68.7%
Dominick C. Fanello(2)
  402 Ninth Avenue
  Mansfield, Ohio 44905....................................      1,812,713             13.9%
James C. Fanello(3)(4)
  402 Ninth Avenue
  Mansfield, Ohio 44905....................................      1,833,012             14.0%
MTD Products Inc
  5965 Grafton Road
  Valley City, Ohio 44280(5)...............................      4,707,735             36.1%
Dimensional Fund Advisers, Inc.
  1299 Ocean Avenue, 11th Floor
  Santa Monica, California 90401(6)........................        837,800              6.4%
Robert L. Grissinger(7)(8).................................        510,955              3.9%
Richard S. Gray............................................          2,000                *
David J. Hessler(9)........................................          9,000                *
Dieter Kaesgen(10).........................................      4,694,735             36.1%
James A. Karman............................................          1,000                *
Curtis E. Moll(11).........................................      4,712,735             36.2%
Theodore K. Zampetis.......................................          2,000                *
William R. Burton(12)......................................         46,052                *
G. Rodger Loesch(13).......................................         52,763                *
David K. Frink(14).........................................         15,582                *
All Directors and executive officers
  as a group (12 persons)..................................      9,002,049             67.8%

---------------

* Less than one percent.

 (1) The Company, MTD Products, Robert L. Grissinger, Robert E. Sutter and certain trusts for the benefit of Dominick C. Fanello, James C. Fanello, Rose M. Fanello and Kathleen M. Fanello have entered into a stockholders agreement, as amended as of March 11, 1994 to release certain parties to the original stockholders agreement, relating to the shares of Common Stock owned by each of the signatories (the "Stockholders Agreement"). As a result, the parties to the Stockholders Agreement may be deemed to have acquired beneficial ownership of all the shares of Common Stock subject to the Stockholders Agreement, an aggregate of 9,025,602 shares, as a "group" as defined under the Exchange Act. Each of the parties to the Stockholders Agreement disclaims any beneficial ownership with respect to shares of Common Stock held by the other parties to the Stockholders Agreement. The number of shares of Common Stock shown for each of the parties to the Stockholders Agreement named separately in the table does not include shares that may be deemed to be beneficially owned by such individuals solely as a result of the Stockholders Agreement.

 (2) Includes 1,637,007 shares owned of record by the Dominick C. Fanello Trust and held by The Richland Bank, as trustee under a Trust Agreement, dated as of January 28, 1988. Under the terms of the trust agreement, the trustee has sole voting and dispositive power with respect to the shares held by the trust. Mr. Fanello has the right to revoke such trust at any time upon written notice to the trustee. Also includes 790 shares owned by Mr. Fanello's spouse, 174,616 shares owned of record by the Rose Fanello Trust and 300 shares held by Mr. Fanello as custodian for three minor grandchildren. Mr. Fanello shares voting power with Rose Fanello with respect to the shares held by Rose Fanello and the Rose Fanello Trust.

 (3) Includes 1,637,007 shares owned of record by the James C. Fanello Trust and held by Key Trust Company of Ohio, N.A., formerly known as Society Bank & Trust ("Key Trust"), as trustee under a Trust Agreement, dated as of May 17, 1993, and includes 170,139 shares owned of record by the Kathleen Fanello Trust. Mr. Fanello shares voting power with Kathleen Fanello with respect to the shares held by the Kathleen Fanello Trust. Under the terms of Mr. Fanello's trust agreement, Key Trust has sole voting power and shared dispositive power with Mr. Fanello with respect to the shares held by the trust. In addition, the trust agreement grants Mr. Fanello the right to revoke such trust at any time upon notice to the trustee. As a result of its capacity as trustee for Mr. J. Fanello and certain members of his immediate family, Key Trust's parent corporation, KeyCorp, claimed to have, as reported on a Schedule 13G filed on February 14, 1997, sole voting power and sole dispositive power with respect to 1,962,419 shares of Common Stock of the Company. The address of KeyCorp is 127 Public Square, Cleveland, Ohio 44114-1306.

 (4) Also includes 25,000 shares of Common Stock subject to stock options granted under the Company's 1993 Key Employee Stock Incentive Plan which are currently exercisable.

 (5) Includes 104,400 shares of Common Stock held by the MTD Products Pension Pooled Fund. Also includes 20,000 shares of Common Stock held by the Jochum-Moll Foundation, a charitable organization in which MTD Products is a major contributor.

 (6) Based on a Schedule 13G filed on February 12, 1997.

 (7) Mr. Grissinger serves as trustee under each of the defined contribution benefit plans administered by the Company and, in such capacity, exercises voting and dispositive power with respect to the securities held by such benefit plans. As of October 31, 1997, such plans have acquired an aggregate of 106,906 shares of Common Stock as part of the Company's required employer contribution. As a result, the beneficial ownership reported in the table for Mr. Grissinger includes the shares held by such benefit plans.

 (8) Includes 102,500 shares of Common Stock subject to stock options granted under the Company's 1993 Key Employee Stock Incentive Plan which are currently exercisable.

 (9) Includes 1,000 shares owned by Mr. Hessler's spouse and includes 6,000 shares held by trusts in which Mr. Hessler serves as co-trustee. Under the terms of the trust agreements, Mr. Hessler has shared voting and investment power with respect to these shares. Mr. Hessler disclaims beneficial ownership of these 7,000 shares.

(10) Includes 4,583,335 shares which are owned of record by MTD Products and 104,400 shares of Common Stock held by the MTD Products Pension Pooled Fund. Mr. Kaesgen is President of the Consumers Products Group and a director of MTD Products. Mr. Kaesgen's address is c/o MTD Products Inc, 5965 Grafton Road, Valley City, Ohio 44280.

(11) Includes 4,583,335 shares which are owned of record by MTD Products and 104,400 shares of Common Stock held by the MTD Products Pension Pooled Fund. Mr. Moll is Chairman of the Board, Chief Executive Officer and a director of MTD Products. Also includes 1,500 shares held by Mr. Moll as custodian for a minor child and 20,000 shares held by the Jochum-Moll Foundation, a charitable organization in which Mr. Moll shares voting and investment power over all the foundation's assets. Mr. Moll disclaims beneficial ownership of these shares. Mr. Moll's address is c/o MTD Products Inc, 5965 Grafton Road, Valley City, Ohio 44280.

(12) Includes 45,000 shares of Common Stock subject to stock options granted under the Company's 1993 Key Employee Stock Incentive Plan which are currently exercisable.

(13) Includes 51,800 shares of Common Stock subject to stock options granted under the Company's 1993 Key Employee Stock Incentive Plan which are currently exercisable.

(14) Represents 15,000 shares of Common Stock subject to stock options granted under the Company's 1993 Key Employee Stock Incentive Plan which are currently exercisable.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     On April 22, 1997, Curtis E. Moll received 3,500 shares of Common Stock of the Company as a result of an inheritance. Such acquisition was reportable to the Securities and Exchange Commission under Section 16(a) of the Securities Exchange Act of 1934. The Form 4 to report the acquisition was not filed in a timely manner due to an administrative oversight. The acquisition was subsequently reported on a Form 5.

STOCKHOLDERS AGREEMENT

     The Company, Messrs. D. Fanello, J. Fanello, Grissinger and Sutter and various trusts set up for the benefit of members of the Fanello families, and MTD Products have entered into the Stockholders Agreement. The Stockholders Agreement provides that the Shiloh Group and MTD Products will each vote their shares of Common Stock in favor of the election of Directors of the Company for the three individuals proposed by the Shiloh Group and the three individuals proposed by MTD Products when such individuals' current terms expire and such individuals stand for election. The Director nominees proposed for election at the Annual Meeting by the Shiloh Group and MTD Products are Messrs. J. Fanello and Kaesgen, respectively. The Stockholders Agreement also provides for rights of first refusal with respect to transfers of Common Stock by the Shiloh Group, MTD Products and certain of their respective successors and assigns. Subject to certain exceptions, if either MTD Products or any of its permitted transferees or any of the Shiloh Group or any of their permitted transferees propose to sell or otherwise transfer any of their shares of Common Stock, such person shall first offer such shares of Common Stock to the other members of its group, stating the proposed price and terms of such transfer. The other members of its group may then elect to purchase the offered shares at the offered price and on the same terms. If the other members of such group do not exercise their rights to purchase all of the shares of Common Stock offered, the members of the other group have a similar purchase right with respect to the remaining shares. If the members of the two groups do not elect to purchase all of the shares of Common Stock offered, the offering party is then free to sell such shares to the proposed transferee at the same price and on the same terms as offered to each group. The Directors' voting provision of the Stockholders Agreement has a term of ten years. The other provisions of the Stockholders Agreement terminate on the date on which either MTD Products or the members of the Shiloh Group cease to own at least 10% of the issued and outstanding shares of Common Stock.

                       COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

     The table below provides information relating to compensation for the Company's last three fiscal years for the Chief Executive Officer and certain other individuals serving as executive officers during the last fiscal year, including the four most highly compensated executive officers of the Company (collectively, the "Named Executive Officers"). The amounts shown include compensation for services in all capacities that were provided to the Company and its direct and indirect subsidiaries and predecessors.

                                                                            LONG-TERM
                                                                           COMPENSATION
                                                                              AWARDS
                                              ANNUAL COMPENSATION           SECURITIES
                                          ----------------------------      UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION               YEAR     SALARY      BONUS      OPTIONS/SARS(1)   COMPENSATION
---------------------------------------   ----    --------    --------    --------------    ------------
Robert L. Grissinger(2)................   1997    $325,000    $275,000             --         $  9,230(3)
  President, Chief Executive Officer      1996     280,288     225,000         50,000            8,299(3)
  and Chairman of the Board               1995     275,000     160,000         15,000            7,261(3)

James C. Fanello(2)....................   1997     250,000     100,000             --            8,459(3)
  Executive Vice President                1996     254,808     100,000         25,000            7,334(3)
                                          1995     250,000     160,000             --            7,134(3)

G. Rodger Loesch(2)(4).................   1997     175,000     110,000             --            8,865(3)
  Executive Vice President-               1996     127,404     100,000         25,000            8,519(3)
  Engineered Products                     1995     125,000      50,000         10,000            6,366(3)

William R. Burton(5)...................   1997     175,000     110,000             --            8,865(3)
  Senior Vice President-                  1996     152,885      75,000         25,000            8,276(3)
  Corporate Planning                      1995     143,942      56,000         10,000            5,582(3)

David K. Frink (6).....................   1997     130,000     100,000             --           12,019(3)
  Executive Vice President-
  Steel Processing and Director
  of Corporate Purchasing

---------------

(1) During fiscal 1997, the Company did not grant any stock options under the Company's 1993 Key Employee Stock Incentive Plan.

(2) The base salaries in 1996 for Messrs. Grissinger, J. Fanello and Loesch were $275,000, $250,000 and $125,000, respectively. These salaries remained unchanged from 1995. The amount disclosed in 1996 for "Annual
    Compensation--Salary" for each Named Executive Officer is based on 53 pay periods during fiscal 1996.

(3) The amounts listed were contributed by Shiloh Corporation to Shiloh Corporation's qualified profit sharing retirement plan, as profit sharing contributions and as matching contributions relating to before-tax contributions made by such Named Executive Officer under such plan.

(4) Mr. Loesch served as Chief Financial Officer of the Company from January 1995 until October 1996 and he served as Treasurer of the Company from January 1993 until October 1996.

(5) Mr. Burton served as President of Shafer Valve Company from November 1994 until its sale in July 1996. In addition, Mr. Burton has served as Senior Vice President, Corporate Planning of the Company since January 1995.

(6) Prior to fiscal 1997, Mr. Frink was not deemed to be a "Named Executive Officer."

AGGREGATED FISCAL YEAR-END OPTION VALUES

                                               NUMBER OF SECURITIES UNDERLYING     VALUE OF UNEXERCISED IN-
                                                  UNEXERCISED OPTIONS/SARS         THE-MONEY OPTIONS/SARS AT
                                                     AT FISCAL YEAR-END                 FISCAL YEAR-END
NAME(1)                                           EXERCISABLE/UNEXERCISABLE        EXERCISABLE/UNEXERCISABLE
--------------------------------------------   -------------------------------     -------------------------
Robert L. Grissinger........................               87,500/0                       $ 348,438/0
James C. Fanello............................               25,000/0                          40,625/0
G. Rodger Loesch............................               41,800/0                         160,325/0
William R. Burton...........................               35,000/0                         111,875/0
David K. Frink..............................                5,000/0                           8,125/0

---------------

(1) Only those options held at the end of the last fiscal year of the Company are listed.

PENSION PLANS

  Shiloh Corporation Pension Plan

     The following table shows the estimated annual retirement pension benefits under Shiloh Corporation's qualified defined benefit pension plans which would be payable on a straight life annuity basis (with ten years certain), in various compensation classifications upon retirement at age 65 during the plan's fiscal year ending October 31, 1997, after specified periods of service.

FINAL AVERAGE                                          YEARS OF SERVICE AT RETIREMENT
 ANNUAL PAY                         ---------------------------------------------------------------------
                                                                                                35 YEARS
   AGE 65                           10 YEARS    15 YEARS    20 YEARS    25 YEARS    30 YEARS    (OR MORE)
-------------                       --------    --------    --------    --------    --------    ---------
 $175,000........................   $ 74,440    $ 79,285    $ 84,130    $ 88,976    $ 93,821    $  98,666
  200,000........................     85,315      90,973      96,630     102,288     107,946      113,603
  225,000........................     96,190     102,660     109,130     115,601     122,071      128,541
  250,000........................    107,065     114,348     121,630     126,913     136,196      143,478
  300,000........................    128,815     137,723     146,630     155,538     164,446      173,353
  400,000........................    172,315     184,473     196,630     208,788     220,946      233,103
  450,000........................    194,065     207,848     221,630     235,413     249,196      262,978
  500,000........................    215,815     231,223     246,630     262,038     277,446      292,853
  525,000........................    226,690     242,910     259,130     275,351     291,571      307,791

For computing pension benefits under the Shiloh Corporation plan, "Final Average Annual Pay" is based on the average annual earnings for the last five years of employment prior to retirement. Earnings for this purpose include those amounts shown in the Summary Compensation Table paid to the executive officers that are subject to federal social security tax (or that would be subject to such tax if there were no dollar limit on the amount of compensation subject to such tax), i.e., the amounts shown in the "salary" and "bonus" columns. Earnings for purposes of the plan are limited by applicable tax law (to not in excess of $150,000 during the plan's fiscal year ending October 31, 1997; certain accrued benefits attributable to earnings in excess of $150,000 for prior years are grandfathered). The benefits under the Shiloh Corporation plan are not subject to a Social Security offset. The earnings of Mr. Grissinger shown in the Summary Compensation Table that would be taken into account under the Shiloh Corporation plan during the plan's fiscal year ending October 31, 1997 are $150,000; certain accrued benefits attributable to earnings in excess of $150,000 for prior years are grandfathered. As of October 31, 1997, executive officers had the following years of service for purposes of the plan: Mr. Grissinger, 35 years; Mr. Loesch, 11 years; and Mr. Burton, 4 years. Mr. D. Fanello was required by applicable tax rules to commence receiving on or before April 1, 1993 minimum required distributions from qualified retirement plans in which he participates, including Shiloh Corporation's qualified defined benefit pension plan. In compliance with such tax rules, in October 1992, Mr. D. Fanello discontinued his participation in Shiloh Corporation's pension plan and an amount equal to the actuarial present value of Mr. D. Fanello's accrued retirement benefit under the plan was transferred from that plan to Shiloh Corporation's qualified profit sharing plan, from which the minimum required distributions are being made. At such time, Mr. D. Fanello had 39 years of service, and his earnings were $206,280 for purposes of the plan. In addition, on May 11, 1995, Mr. J. Fanello discontinued his participation in Shiloh Corporation's pension plan and an amount equal to the actuarial present value of Mr. J. Fanello's accrued retirement benefit under the plan was transferred to Shiloh Corporation's qualified profit sharing plan. At such time, Mr. J. Fanello had 41 years of service, and his earnings were $150,000 for purposes of the plan. In June 1997, the Company entered into a Supplemental Executive Retirement Agreement (the

"SERP") which provides Mr. Grissinger with nonqualified pension benefits. Under the SERP, he will receive a monthly retirement benefit equal to 50% of his average monthly compensation, offset by the benefits provided under the Shiloh Corporation pension plan. The estimated monthly benefit payable to Mr. Grissinger under the SERP commencing at age 65 (payable in the form of a 10 year certain and life annuity) is $12,981. Benefits under the SERP are funded pursuant to an irrevocable trust.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     This Compensation Committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

     The Compensation Committee ("the Committee") of the Board of Directors is responsible for establishing and administering an executive compensation program for the Company, determining the compensation of the chief executive officer and approving the compensation proposed by the chief executive officer for all other executive officers of the Company.

     The Committee, comprised of three non-employee directors, has prepared this report to summarize for the stockholders the Company's policies and practices with regard to executive compensation.

     Objectives. The Company's basic objectives for executive compensation are to recruit and keep top quality executive leadership focused on attaining long-term corporate goals and increasing stockholder value.

     Elements of Compensation. Total compensation has four components: (i) base salary; (ii) short-term incentive (cash bonus); (iii) long-term incentive (stock options); and (iv) deferred compensation (defined benefit retirement plan).

     Base Salary. Base salaries for executive officers are set within ranges that are reasonable, considering comparable positions in companies similar to the Company in industry and region. Base salaries are also intended to be equitable, intracompany, and high enough to keep qualified executives from being overdependent on cash bonuses in a cyclical industry.

     Short-Term Incentives. Annual cash bonuses are based on the Company's attainment of its earnings objectives. In 1997, these incentives were extended to managers in the Company's various business units. All cash bonuses are tied to individual and group performance based on goals established at the start of the year and are available in proportionately greater amounts to those who can most influence corporate earnings.

     Long-Term Incentives. Long-term incentives consisting of stock options are intended to motivate executives to make and execute plans that improve stockholders' value over the long-term.

     Deferred Compensation. The Company's defined benefit retirement plan and a profit sharing retirement plan are available for the executive officers of the Company on the same basis as all other eligible employees of the Company. Both plans are qualified plans to which the Company makes profit sharing and matching contributions on behalf of the plan's participants.

CHIEF EXECUTIVE OFFICER COMPENSATION

     Consistent with the objectives of aligning executive compensation with stockholders' objectives, focusing on corporate earnings performance and placing greater emphasis on variable compensation, the Committee increased Mr. Grissinger's salary to $325,000 and awarded him a $275,000 bonus. The salary increase and incentive award recognized his effective leadership in attaining record corporate earnings, in growing the Company even faster than the targets that management established for the Company, and in developing greater depth of management talent across all business units.

This report is submitted on behalf of the Compensation Committee:

                                          Richard S. Gray, Chairman
                                          James A. Karman
                                          Theodore K. Zampetis

                      COMPARATIVE STOCK PERFORMANCE GRAPH

     The following graph compares the Company's cumulative total stockholder return since the Common Stock became publicly traded on June 29, 1993 with the Nasdaq composite index and indices of certain companies selected by the Company as comparative to the Company. The graph assumes that the value of the investment in the Company's Common Stock at its initial public offering price of $11.00 per share and each index was $100.00 on June 29, 1993.

  COMPARISON OF COMPANY'S COMMON STOCK, NASDAQ COMPOSITE INDEX AND PEER GROUP
                                     INDEX

        MEASUREMENT PERIOD
      (FISCAL YEAR COVERED)             PEER INDEX       NASDAQ COMP INDEX     SHILOH INDEX
6/30/93                                         100.00              100.00              100.00
10/29/93                                         93.13              110.70              113.83
10/31/94                                         96.95              110.45               63.83
10/31/95                                         79.94              147.18               92.55
10/31/96                                        113.00              173.52              140.43
10/31/97                                        127.97              226.38              154.26

     For the period of June 29, 1993 through October 31, 1997, the companies selected to form the Company's line-of-business peer group index were: A.M. Castle & Co., Arvin Industries, Inc., Gibraltar Steel Corp., Huntco Inc., Olympic Steel, Inc., Steel Technologies, Inc., Tower Automotive, Inc. and Worthington Industries, Inc. The total return of each member of the Company's peer group has been weighted according to each member's stock market capitalization.

            APPROVAL OF AMENDMENT TO THE COMPANY'S 1993 KEY EMPLOYEE
                              STOCK INCENTIVE PLAN

     The Company desires to continue its policy of encouraging greater ownership of Common Stock of the Company by its key employees, officers and consultants in order to more closely align their interests with those of the stockholders. For this purpose, subject to approval by the stockholders of the Company at the Annual Meeting, the Board of Directors has amended the 1993 Key Employee Stock Incentive Plan (the "Plan"), which was approved by the stockholders in June 1993. A summary of the proposed amendments to the Plan is set forth below, followed by a summary of the Plan. The full text of the Plan, as amended, is annexed to this proxy statement as Exhibit A and the summary is qualified in its entirety by reference to Exhibit A.

AMENDMENT

     The Board of Directors has amended the Plan to increase the number of shares of Common Stock of the Company subject to options to 1,200,000.

PLAN SUMMARY

     Purpose and Administration. Key employees, officers and consultants of the Company are eligible to receive grants of stock options and restricted stock awards for up to an aggregate of 1,200,000 shares of the Company's Common Stock under the Plan. To date 391,900 options have been granted at exercise prices ranging from $11.00 to $18.625. The purpose of the Plan is to attract and retain officers and other key employees of the Company and to provide such persons with incentives and rewards for superior performance. The Plan is administered by the Compensation Committee of the Board of Directors, which determines the terms and conditions of the options issued under the Plan, the amounts of the benefits granted, and the officers, key employees and consultants who shall receive them. The Plan includes provisions authorizing the Board of Directors to adjust the number of shares of Common Stock covered by the Plan and outstanding stock options granted thereunder, and the purchase price per share of Common Stock payable upon the exercise of an outstanding stock option granted thereunder, in the event of a stock dividend, stock split, recapitalization, reorganization, merger or other event that causes a change in the capital structure of the Company. The shares of Common Stock covered by the Plan may be shares of original issue or shares held in treasury or a combination thereof.

     Awards. The Plan provides for the granting of "incentive stock options" within the meaning of Section 422 of the Code, "nonqualified stock options," which are not intended to qualify under any provision of the Code, and restricted stock awards. The aggregate fair market value (determined as of the date of grant of an incentive stock option) of all shares of Common Stock with respect to which incentive stock options are exercisable for the first time by an optionee during any calendar year may not exceed $100,000. In the event that an optionee is eligible to participate in any other stock option plans of the Company or any of its subsidiaries that are also intended to comply with the provisions of Section 422 of the Code, the annual $100,000 limitation applies to the aggregate number of shares of Common Stock with respect to which incentive stock options may be granted under all such plans. An incentive stock option may be granted in excess of the $100,000 limitation, but that portion of the option that is exercisable for shares of Common Stock in excess of the limitation will be treated as a nonqualified stock option.

     An award of restricted stock involves the immediate transfer by the Company to a participant in the Plan of ownership of a specific number of shares of Common Stock. The participant is immediately entitled to voting, dividend and ownership rights of such shares. Restricted stock must be subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code for a period to be determined by the Compensation Committee. During the period for which such substantial risk of forfeiture exists, the transferability of the restricted stock is prohibited or restricted in the manner and to the extent determined by the Compensation Committee.

     Exercise Price and Payment. Stock options are rights to purchase shares of Common Stock at a price per share that is determined by the Compensation Committee on the date that the stock options are granted. The purchase price per share of Common Stock that is payable upon the exercise of nonqualified stock options granted under the Plan may be less than, equal to or greater than the fair market value of a share of Common Stock on the date of grant, but the purchase price per share of Common Stock payable upon the exercise of incentive stock options must be at least equal to the fair market value of a share of Common Stock on the date of grant and may not be less than 110 percent of the fair market value thereof on the date of grant if an incentive stock option is granted to an optionee who owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any of its subsidiaries. The market value of a share of Common Stock underlying the option at the end of the Company's fiscal year was $18.125, which was the closing price as reported on the Nasdaq National Market on such date.

     The Plan permits payment of the purchase price in cash or by check or, at the discretion of the Compensation Committee, transfer to the Company of shares of Common Stock that are already owned by the optionee and have a fair market value on the date of exercise equal to the aggregate purchase price. The Plan also permits the Compensation Committee to accept restricted stock previously awarded under the Plan in payment of the purchase price of any nonqualified option. In addition, the Plan permits the Compensation Committee to authorize deferred payment of the purchase price from the proceeds of sale through a bank or broker on the date of exercise of some or all of the shares of Common Stock to which the exercise relates.

     The Plan permits an award of restricted stock to be made without additional consideration from a recipient or in consideration of a payment by the recipient that is less than the market value of such restricted stock on the date of grant.

     Vesting. The Plan authorizes the Compensation Committee to establish vesting provisions with respect to each grant of stock options regarding the period(s) of continuous employment with the Company or any of its subsidiaries that is necessary before a stock option (or installments thereof) will become exercisable. In addition, the Plan authorizes the Compensation Committee to determine the period in which an award of restricted stock shall become nonforfeitable.

     Termination of Awards. The Plan authorizes the Compensation Committee, in respect of each grant of stock options or award of restricted stock, to establish provisions consistent with the Plan regarding the termination of the option or the restricted stock award.

     Cancellation. The Plan provides that the Compensation Committee may cancel any stock option granted thereunder with the consent of the affected optionee. In the event of any such cancellation, the Compensation Committee may grant a new stock option, which may or may not cover the same number of shares of Common Stock as was covered by the canceled stock option, in such manner, at such exercise price and subject to such terms and conditions as would have been applicable under the Plan had the canceled stock option not been granted.

     Transferability. Stock options granted under the Plan may not be transferred except by will or the laws of descent and distribution and may not be exercised during an optionee's lifetime except by the optionee or his guardian or legal representative acting in a fiduciary capacity on behalf of the optionee under state law and court supervision. The transferability of the restricted stock is prohibited or restricted in the manner and to the extent determined by the Compensation Committee during the period in which a substantial risk of forfeiture exists.

     Termination and Amendment of the Plan. The Plan is of indefinite duration and will continue in effect until all shares of Common Stock covered thereby have been sold, unless terminated earlier by the Company, and may be amended from time to time by the Board of Directors. However, any amendment that increases the aggregate number of shares of Common Stock covered by the Plan, changes the class of persons eligible to participate in the Plan or would cause Rule 16b-3 under the Exchange Act (or any successor rule to the same effect) to cease to be applicable to the Plan, is subject to approval by the stockholders of the Company.

FEDERAL INCOME TAX CONSEQUENCES FOR THE PLAN

     The following is a brief summary of certain of the federal income tax consequences to individuals receiving grants of options under the Plan. The following summary is based upon federal income tax laws currently in effect and is not intended to be complete or to describe any state or local tax consequences.

     Non-qualified Stock Options. In general, (i) no income will be recognized by an optionee at the time a non-qualified stock option is granted, (ii) at exercise, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise, and (iii) at sale, appreciation (or depreciation) after the date of exercise will be treated as a capital gain (or loss) depending on how long the shares have been held.

     Incentive Stock Options. No income generally will be recognized by an optionee upon the grant or exercise of an incentive stock option. If shares of Common Stock are issued to the optionee pursuant to the exercise of an incentive stock option, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a capital gain and any loss sustained will be a capital loss.

     If shares of Common Stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the option price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as capital gain (or loss).

     Special Rules Applicable to Officers and Nonemployee Directors. In limited circumstances where the sale of stock received as a result of a grant or award could subject an officer or nonemployee Director to suit under Section 16(b) of the Exchange Act, the tax consequences to the officer or nonemployee Director may differ from the tax consequences described above. In these circumstances, unless an election under Section 83(b) of the Code has been made, the principal difference (in cases where the officer or nonemployee Director would otherwise be currently taxed upon his receipt of the stock) usually will be to postpone valuation and taxation of the stock received so long as the sale of the stock received could subject the officer or nonemployee Director to suit under Section 16(b) of the Exchange Act, but no longer than six months.

     Tax Consequences to the Company. To the extent that a participant recognizes ordinary income in the circumstances described above, the participant's employer or entity for which the participant performs services should be entitled to a corresponding deduction, provided, among other things, such income meets the test of reasonableness, is an ordinary and necessary business expense, is not an "excess parachute payment" within the meaning of
Section 280G of the Code and is not disallowed by the $1 million limitation on certain executive compensation.

                     1993 KEY EMPLOYEE STOCK INCENTIVE PLAN

                                                                          NUMBER
                                                                        OF OPTIONS       NUMBER
                                                                        GRANTED IN     OF OPTIONS
                                                                          FISCAL        GRANTED
NAME AND POSITION                                                          1997         TO DATE
---------------------------------------------------------------------   ----------     ----------
Robert L. Grissinger
  President, Chief Executive Officer and Chairman of the Board.......        0           102,500
James C. Fanello
  Executive Vice President...........................................        0            25,000
G. Rodger Loesch
  Executive Vice President--Manufacturing and Sales..................        0            51,800
William R. Burton
  Senior Vice President--Corporate Planning..........................        0            45,000
David K. Frink
  Executive Vice President--Steel Processing and Director of
  Corporate Purchasing...............................................        0            15,000
Executive Officers Group.............................................        0           239,300
Non-Executive Officers Group.........................................        0           152,600

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

      APPROVAL OF APPOINTMENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     The Board of Directors recommends a vote for approval of the appointment of Price Waterhouse LLP, as the independent certified public accountants of the Company and its subsidiaries, to audit the books and accounts for the Company and its subsidiaries for the fiscal year ended October 31, 1998. During fiscal 1997, Price Waterhouse LLP examined the financial statements of the Company and its subsidiaries, including those set forth in the 1997 Annual Report. It is expected that representatives of Price Waterhouse LLP will attend the Annual Meeting, with the opportunity to make a statement if they so desire, and will be available to answer appropriate questions.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

        SUBMISSION OF STOCKHOLDERS' PROPOSALS AND ADDITIONAL INFORMATION

     Proposals of stockholders intended to be eligible for inclusion in the Company's proxy statement and proxy card relating to the 1999 annual meeting of stockholders of the Company must be received by the Company on or before October 27, 1998. Such proposals should be submitted by certified mail, return receipt requested.

     The Company will furnish without charge to each person whose proxy is being solicited, upon written request of any such person, a copy of the Annual Report on Form 10-K of the Company for the fiscal year ended October 31, 1997, as filed with the Securities and Exchange Commission, including the financial statements and schedules thereto. Requests for copies of such Annual Report on Form 10-K should be directed to: Craig A. Stacy, Chief Financial Officer and Treasurer, Shiloh Industries, Inc., c/o Shiloh Corporation, 402 Ninth Avenue, Mansfield, Ohio 44905.

                                 OTHER MATTERS

     The Company will bear the costs of soliciting proxies from its stockholders. In addition to the use of the mails, proxies may be solicited by the Directors, officers and employees of the Company by personal interview, telephone or telegram. Such Directors, officers and employees will not be additionally compensated for such solicitation, but may be reimbursed for out-of-pocket expenses incurred in connection therewith. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of Common Stock held of record by such persons, and the Company will reimburse such brokerage houses, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred in connection therewith.

     The Directors know of no other matters which are likely to be brought before the Annual Meeting, but if any such matters properly come before the meeting the persons named in the enclosed proxy, or their substitutes, will vote the proxy in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          /s/ David J. Hessler
                                          DAVID J. HESSLER
                                          Secretary

February 24, 1998

     IT IS IMPORTANT THAT THE PROXIES BE RETURNED PROMPTLY. EVEN IF YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE PROMPTLY COMPLETE, SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                                                       EXHIBIT A

                            SHILOH INDUSTRIES, INC.

                     1993 KEY EMPLOYEE STOCK INCENTIVE PLAN
                                  (AS AMENDED)

     1. PURPOSE. The purpose of this Plan is to attract and retain officers and other key employees of Shiloh Industries, Inc., a Delaware corporation (the "Corporation"), and its Subsidiaries and to provide such persons with incentives and rewards for superior performance.

     2. DEFINITIONS.  As used in this Plan,

     "BOARD" means the Board of Directors of the Corporation.

     "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

     "COMMITTEE" means the committee described in Section 13(a) of this Plan.

     "COMMON SHARES" means (i) shares of the common stock, par value $.01 per share, of the Corporation and (ii) any security into which Common Shares may be converted by reason of any transaction or event of the type referred to in
Section 7 of this Plan.

     "DATE OF GRANT" means the date specified by the Board on which a grant of Option Rights shall become effective, which shall not be earlier than the date on which the Board takes action with respect thereto.

     "INCENTIVE STOCK OPTION" means an Option Right that is intended to qualify as an "incentive stock option" under Section 422 of the Code or any successor provision.

     "LESS-THAN-80-PERCENT SUBSIDIARY" means a Subsidiary with respect to which the Corporation directly or indirectly owns or controls less than 80 percent of the total combined voting or other decision-making power.

     "MANAGEMENT OBJECTIVES" means the achievement or performance objectives that may be established by the Board pursuant to this Plan for Participants who have received grants of Restricted Shares.

     "MARKET VALUE PER SHARE" means the fair market value of the Common Shares as determined by the Board from time to time.

     "NONQUALIFIED OPTION" means an Option Right that is not intended to qualify as a Tax-Qualified Option.

     "OPTIONEE" means the person so designated in an agreement evidencing an outstanding Option Right.

     "OPTION PRICE" means the purchase price payable upon the exercise of an Option Right.

     "OPTION RIGHT" means the right to purchase Common Shares from the Corporation upon the exercise of a Nonqualified Option or a Tax-Qualified Option granted pursuant to Section 4 of this Plan.

     "PARTICIPANT" means a person who is selected by the Board to receive benefits under this Plan and (i) is at that time an officer, including without limitation, an officer who may also be a member of the Board, or other key employee or consultant of the Corporation or any Subsidiary or (ii) has agreed to commence serving in any such capacity.

     "RESTRICTED SHARES" means Common Shares granted or sold pursuant to Section 5 of this Plan as to which neither the substantial risk of forfeiture nor the restrictions on transfer referred to in Section 5 hereof have expired.

     "RULE 16B-3" means Rule 16b-3 under the Securities Exchange Act of 1934 or any successor rule to the same effect.

     "SUBSIDIARY" means a corporation, partnership, joint venture, unincorporated association or other entity in which the Corporation has a direct or indirect ownership or other equity interest; provided, however, for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options,

"Subsidiary" means any corporation in which the Corporation owns or controls directly or indirectly more than 50 percent of the total combined voting power represented by all classes of stock issued by such corporation at the time of the grant.

     "TAX-QUALIFIED OPTION" means an Option Right that is intended to qualify under particular provisions of the
Code, including without limitation an Incentive Stock Option.

     3. SHARES AVAILABLE UNDER THE PLAN.  Subject to adjustment as provided in
Section 7 of this Plan, the number of Common Shares issued or transferred upon the exercise of Option Rights, as Restricted Shares, or in payment of dividend equivalents paid with respect to awards made under this Plan, shall not in the aggregate exceed 1,200,000 Common Shares, which may be Common Shares of original issuance or Common Shares held in treasury or a combination thereof. For purposes of this Section 3, Restricted Shares shall be deemed to have been issued or transferred at the earlier of the time when they cease to be subject to a substantial risk of forfeiture or the time when dividends are paid thereon.

     4. OPTION RIGHTS. The Board may from time to time authorize grants to Participants of options to purchase Common Shares upon such terms and conditions as the Board may determine in accordance with the following provisions:

          (a) Each grant shall specify the number of Common Shares to which it pertains; provided, however, that no Participant shall be granted Option Rights for more than 250,000 shares of Common Stock in any five-year period, subject to adjustment in the manner provided in Section 7 of this Plan.

          (b) Each grant shall specify an Option Price per Common Share, which may be less than, equal to or greater than the Market Value per Share on the Date of Grant, except that the Option Price per Common Share of an Incentive Stock Option shall be equal to or greater than the Market Value per Share on the Date of Grant.

          (c) Each grant shall specify the form of consideration to be paid in satisfaction of the Option Price and the manner of payment of such consideration, which may include (i) cash in the form of currency or check or other cash equivalent acceptable to the Corporation, (ii) nonforfeitable, unrestricted Common Shares, which are already owned by the Optionee and have a value at the time of exercise that is equal to the Option Price, (iii) any other legal consideration that the Board may deem appropriate, including without limitation any form of consideration authorized under Section 4(d) below, on such basis as the Board may determine in accordance with this Plan and (iv) any combination of the foregoing.

          (d) On or after the Date of Grant of any Nonqualified Option, the Board may determine that payment of the Option Price may also be made in whole or in part in the form of Restricted Shares or other Common Shares that are subject to risk of forfeiture or restrictions on transfer. Unless otherwise determined by the Board on or after the Date of Grant, whenever any Option Price is paid in whole or in part by means of any of the forms of consideration specified in this Section 4(d), the Common Shares received by the Optionee upon the exercise of the Nonqualified Option shall be subject to the same risks of forfeiture or restrictions on transfer as those surrendered by the Optionee; provided, however, that such risks of forfeiture and restrictions on transfer shall apply only to the same number of Common Shares received by the Optionee as applied to the forfeitable or restricted Common Shares surrendered by the Optionee.

          (e) Any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on the date of exercise of some or all of the Common Shares to which the exercise relates.

          (f) Successive grants may be made to the same Participant regardless of whether any Option Rights previously granted to the Participant remain unexercised.

          (g) Each grant shall specify the period or periods of continuous employment of the Optionee by the Corporation or any Subsidiary that are necessary before the Option Rights or installments thereof shall become exercisable, and any grant may provide for the earlier exercise of the Option Rights in the event of a change in control of the Corporation or other similar transaction or event.

          (h) Option Rights granted pursuant to this Section 4 may be Nonqualified Options or Tax-Qualified Options or combinations thereof.

          (i) On or after the Date of Grant of any Nonqualified Option, the Board may provide for the payment to the Optionee of dividend equivalents thereon in cash or Common Shares on a current, deferred or contingent basis, or the Board may provide that any dividend equivalents shall be credited against the Option Price.

          (j) No Option Right granted pursuant to this Section 4 may be exercised more than 10 years from the Date of Grant.

          (k) Each grant shall be evidenced by an agreement, which shall be executed on behalf of the Corporation by any officer thereof and delivered to and accepted by the Optionee and shall contain such terms and provisions as the Board may determine consistent with this Plan.

     5. RESTRICTED SHARES. The Board may also authorize grants or sales to Participants of Restricted Shares upon such terms and conditions as the Board may determine in accordance with the following provisions:

          (a) Each grant or sale shall constitute an immediate transfer of the ownership of Common Shares to the Participant in consideration of the performance of services, entitling such Participant to dividend, voting and other ownership rights, subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

          (b) Each grant or sale may be made without additional consideration from the Participant or in consideration of a payment by the Participant that is less than the Market Value per Share on the Date of Grant.

          (c) Each grant or sale shall provide that the Restricted Shares covered thereby shall be subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code for a period to be determined by the Board on the Date of Grant, and any grant or sale may provide for the earlier termination of such period in the event of a change in control of the Corporation or other similar transaction or event.

          (d) Each grant or sale shall provide that, during the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Shares shall be prohibited or restricted in the manner and to the extent prescribed by the Board on the Date of Grant. Such restrictions may include without limitation rights of repurchase or first refusal in the Corporation or provisions subjecting the Restricted Shares to a continuing substantial risk of forfeiture in the hands of any transferee.

          (e) Any grant or sale may require that any or all dividends or other distributions paid on the Restricted Shares during the period of such restrictions be automatically sequestered and reinvested on an immediate or deferred basis in additional Common Shares, which may be subject to the same restrictions as the underlying award or such other restrictions as the Board may determine.

          (f) Each grant or sale shall be evidenced by an agreement, which shall be executed on behalf of the Corporation by any officer thereof and delivered to and accepted by the Participant and shall contain such terms and provisions as the Board may determine consistent with this Plan. Unless otherwise directed by the Board, all certificates representing Restricted Shares, together with a stock power that shall be endorsed in blank by the Participant with respect to the Restricted Shares, shall be held in custody by the Corporation until all restrictions thereon lapse.

     6. TRANSFERABILITY. (a) No Option Right or other "derivative security" (as that term is used in Rule 16b-6) granted under this Plan may be transferred by a Participant except by will or the laws of descent and distribution. Option Rights may not be exercised during a Participant's lifetime except by the Participant or, in she event of the Participant's legal incapacity, by his guardian or legal representative acting in a fiduciary capacity on behalf of the Participant under state law and court supervision.

          (b) Any award made under this Plan may provide that all or any part of the Common Shares that are to be issued or transferred by the Corporation upon the exercise of Option Rights, or are no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in
     Section 5 of this Plan, shall be subject to further restrictions upon transfer.

     7. ADJUSTMENTS. The Board may make or provide for such adjustments in the number of Common Shares covered by outstanding Option Rights, the Option Prices per Common Share applicable to any such Option Rights, and the kind of shares (including shares of another issuer) covered thereby, as the Board may in good faith determine to be equitably required in order to prevent dilution or expansion of the rights of Participants that otherwise would result from (i) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Corporation or (ii) any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of warrants or other rights to purchase securities or (iii) any other corporate transaction or event having an effect similar to any of the foregoing. In the event of any such transaction or event, the Board may provide in substitution for any or all outstanding awards under this Plan such alternative consideration as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all awards so replaced. Moreover, the Board may on or after the Date of Grant provide in the agreement evidencing any award under this Plan that the holder of the award may elect to receive an equivalent award in respect of securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect, or the Board may provide that the holder will automatically be entitled to receive such an equivalent award. The Board may also make or provide for such adjustments in the number of Common Shares Specified in Section 3 of this Plan as the Board may in good faith determine to be appropriate in order to reflect any transaction or event described in this Section 7.

     8. FRACTIONAL SHARES. The Corporation shall not be required to issue any fractional Common Shares pursuant to this Plan. The Board may provide for the elimination of fractions or for the settlement thereof in cash.

     9. WITHHOLDING TAXES. To the extent that the Corporation is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Corporation for the withholding are insufficient, it shall be a condition to the receipt of any such payment or the realization of any such benefit that the Participant or such other person make arrangements satisfactory to the Corporation for payment of the balance of any taxes required to be withheld. At the discretion of the Board, any such arrangements may include relinquishment of a portion of any such payment or benefit. The Corporation and any Participant or such other person may also make similar arrangements with respect to the payment of any taxes with respect to which withholding is not required.

     10. PARTICIPATION BY EMPLOYEES OF A LESS-THAN-80-PERCENT SUBSIDIARY. As a condition to the effectiveness of any grant or award to be made hereunder to a Participant who is an employee of a Less-Than-80-Percent Subsidiary, regardless whether the Participant is also employed by the Corporation or another Subsidiary, the Board may require the Less-Than-80-Percent Subsidiary to agree to transfer to the Participant (as, if and when provided for under this Plan and any applicable agreement entered into between the Participant and the Less-Than-80-Percent Subsidiary pursuant to this Plan) the Common Shares that would otherwise be delivered by the Corporation upon receipt by the Less-Than-80-Percent Subsidiary of any consideration then otherwise payable by the Participant to the Corporation. Any such award may be evidenced by an agreement between the Participant and the Less-Than-80-Percent Subsidiary, in lieu of the Corporation, on terms consistent with this Plan and approved by the Board and the Less-Than-80-Percent Subsidiary. All Common Shares so delivered by or to a Less-Than-80-Percent Subsidiary will be treated as if they had been delivered by or to the Corporation for purposes of Section 3 of this Plan, and all references to the Corporation in this Plan shall be deemed to refer to the Less-Than-80-Percent Subsidiary except with respect to the definitions of the Board and the Committee and in other cases where the context otherwise requires.

     11. CERTAIN TERMINATIONS OF EMPLOYMENT, HARDSHIP AND APPROVED LEAVES OF ABSENCE. Notwithstanding any other provision of this Plan to the contrary, in the event of termination of employment by reason of death, disability, normal retirement, early retirement with the consent of the Corporation, termination of employment to enter public service with the consent of the Corporation or leave of absence approved by the Corporation, or in the event of hardship or other special circumstances, of a Participant who holds an Option Right that is not immediately and fully exercisable, any Restricted Shares as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Common Shares that are subject to any transfer restriction pursuant to Section 6(b) of this Plan, the Board may take any action that it deems to be equitable under the circumstances or in the best interests of the Corporation, including without limitation waiving or modifying any limitation or requirement with respect to any award under this Plan.

     12. FOREIGN EMPLOYEES. In order to facilitate the making of any award or combination of awards under this Plan, the Board may provide for such special terms for awards to Participants who are foreign nationals, or who are employed by the Corporation or any Subsidiary outside of the United States of America, as the Board may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Board may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of this Plan as in effect for any other purpose; provided, however, that no such supplements, amendments, restatements or alternative versions shall include any provisions that are inconsistent with the terms of this Plan, as then in effect, unless this Plan could have been amended to eliminate the inconsistency without further approval by the stockholders of the Corporation.

     13. ADMINISTRATION OF THE PLAN. (a) This Plan shall be administered by the Compensation Committee of the Board provided that it is a committee of not less than three members of the Board, each of whom shall be a "non-employee director" within the meaning of Rule 16b-3. A majority of the members of the Committee shall constitute a quorum, and the acts of the members of the Committee who are present at any meeting thereof at which a quorum is present, or acts unanimously approved in writing by the members of the Committee, shall be the acts of the Committee.

          (b) The interpretation and construction by the Committee of any provision of this Plan or any agreement, notification or document evidencing a grant of Option Rights or Restricted Shares, and any determination by the Committee pursuant to any provision of this Plan or any such agreement, notification or document, shall be final and conclusive. No member of the Committee shall be liable for any such action taken or determination made in good faith.

     14. AMENDMENTS AND OTHER MATTERS. (a) This Plan may be amended from time to time by the Board; provided, however, except as expressly authorized by this Plan, no such amendment shall increase the number of Common Shares specified in
Section 3 of this Plan, or otherwise cause this Plan to cease to satisfy any applicable condition of Rule 16b-3 without the further approval of the stockholders of the Corporation.

          (b) With the concurrence of the affected Participant, the Board may cancel any agreement evidencing Option Rights or any other award granted under this Plan. In the event of any such cancellation, the Board may authorize the granting of new Option Rights or other awards hereunder, which may or may not cover the same number of Common Shares as had been covered by the canceled Option Rights or other award, at such Option Price, in such manner and subject to such other terms, conditions and discretion as would have been permitted under this Plan had the canceled Option Rights or other award not been granted.

          (c) This Plan shall not confer upon any Participant any right with respect to continuance of employment or other service with the Corporation or any Subsidiary and shall not interfere in any way with any right that the Corporation or any Subsidiary would otherwise have to terminate any Participant's employment or other service at any time.

          (d)(i) To the extent that any provision of this Plan would prevent any Option Right that was intended to qualify as a Tax-Qualified Option from so qualifying, any such provision shall be null and void with respect to any such Option Right; provided, however, that any such provision shall remain in effect with respect to other Option Rights, and there shall be no further effect on any provision of this Plan.

          (ii) Any award that may be made pursuant to an amendment to this Plan that shall have been adopted without the approval of the stockholders of the Corporation shall be null and void if it is subsequently determined that such approval was required in order for this Plan to continue to satisfy the applicable conditions of Rule 16b-3.

PROXY

SHILOH INDUSTRIES, INC.
Proxy Solicited on Behalf of the Board of Directors of the Company for the Annual Stockholders Meeting on March 26, 1998.

The undersigned hereby constitutes and appoints Robert L. Grissinger, Dominick
C. Fanello and Curtis E. Moll, and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the annual meeting of stockholders of Shiloh Industries, Inc. to be held at the Ritz Carlton, Fairlane Plaza, 300 Town Center, Dearborn, Michigan 48126 on Thursday, March 26, 1998, at 10:00 a.m., and at any adjournments or postponements thereof, as follows and in accordance with their judgement upon any other matters coming before said meeting.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, and shares represented by this proxy when properly executed will be voted as directed or, if directions are not indicated, will be voted in accordance with the Board of Directors' recommendations. The Proxies cannot vote your shares unless you sign and return this card.

SEE REVERSE SIDE

(change of address)

----------------------------------

----------------------------------

----------------------------------
(If you have written in the above space, please mark the corresponding oval on the reverse side of this card.)

SHILOH INDUSTRIES, INC.
PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK
ONLY.

[]

1. Election of Directors --
Nominees:  Dieter Kaesgen, James C. Fanello and James A. Karman.
For All
Withhold All
For All Except


----------------------------------
(Except nominees written above)

2. Amendment to 1993 Key Employee Stock Incentive Plan.
For
Against
Abstain

3. Approval of Price Waterhouse LLP as Independent Accountants.
For
Against
Abstain

Change of Address

Attend Meeting

Dated: ______________________, 1998

Signature(s)
             --------------------------
---------------------------------------

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.